UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2010

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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2010, American Apparel, Inc. (the “Company”) announced that, effective October 1, 2010, Thomas M. Casey will join the Company as Acting President.  Dov Charney will continue to serve as the Company’s Chairman of the Board and Chief Executive Officer.  A copy of the press release announcing the appointment of Mr. Casey as Acting President is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Casey, 52, has over 24 years experience in financial management and strategic planning.  He served as Executive Vice President and Chief Financial Officer of Blockbuster Inc., a global provider of in-home rental and retail movie and game entertainment (“Blockbuster”), from September 2007 through August 2010.  At Blockbuster, Mr. Casey was responsible for strategic planning, finance and accounting, real estate and international operations.  From 1999 until the commencement of his employment at Blockbuster, Mr. Casey served as Managing Director for Deutsche Bank Securities, Inc. (“Deutsche Bank”) where he was responsible for the bank’s retail industry relationships in North America.  Mr. Casey served as advisor to companies undergoing strategic change in the retail entertainment, food and drug, specialty retail, convenience store and foodservice industries. Prior to Deutsche Bank, Mr. Casey held investment banking positions with Citigroup, Merrill Lynch and Dillon Read & Co.  Mr. Casey has a Bachelor of Science degree in Ocean Engineering from The U.S. Naval Academy and served as an officer on a nuclear submarine.  He also received his MBA from Harvard Business School.  Mr. Casey also serves on the board of directors of The Great Atlantic and Pacific Tea Company, Inc.  There is no family relationship between Mr. Casey and any of the Company’s directors or executive officers.

In connection with Mr. Casey’s appointment as Acting President, the Company and Mr. Casey entered into an Employment Agreement, pursuant to which Mr. Casey will serve as the Company’s Acting President (or President from and after the date, if any, that the Board of Directors appoints Mr. Casey as President) for an initial fifteen-month term, commencing on October 1, 2010, which term will automatically extend for successive one-year periods as of each January 1 (beginning January 1, 2012) unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term.  The Employment Agreement provides that Mr. Casey will receive a minimum base salary of $400,000 per year, subject to increase based on the annual review of the Compensation Committee.  The Employment Agreement also provides that Mr. Casey will be entitled to a 2010 bonus of $75,000, subject to his continuing employment with the Company through December 31, 2010 and delivery of a strategic plan acceptable to the Board of Directors and will be eligible to receive an annual incentive compensation award commencing with fiscal year 2011, with a target payment equal to 75% (and a maximum payment of 100%) of his salary during each such fiscal year, subject to the terms and conditions of the Company’s annual bonus plan and further subject to certain targets or criteria reasonably determined by the Board of Directors or the Compensation Committee.  In addition, the Employment Agreement provides that in the event that the Board of Directors determines that Mr. Casey is to serve as the President of the Company (rather than as the Acting President), the Board of Directors will appoint Mr. Casey as a member of the Board of Directors as soon as practicable and, concurrently with such appointment, Mr. Casey will be paid a one-time lump-sum cash payment of $75,000.  The Employment Agreement also provides that Mr. Casey will receive grants of restricted stock and stock options covering 500,000 and 1,000,000 shares, respectively, under the Company’s 2007 Performance Equity Plan (as amended, the “Equity Plan”) or any successor plan when the Company is eligible to issue such awards under its registration statement on Form S-8.  Both the restricted stock and option grants vest in four equal annual installments on each of January 1, 2011, 2012, 2013 and 2014, provided, that in the event that a transaction described in Section 10.2 of the Equity Plan occurs during Mr. Casey’s employment period and the resulting successor to the Company refuses to assume or substitute for Mr. Casey’s outstanding equity awards, all his outstanding equity awards will fully vest immediately prior to the consummation of such transaction.  Mr. Casey will also participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, vacation benefits, relocation expenses and reimbursement of travel and business-related expenses).

If Mr. Casey is terminated without “cause” or if he resigns for “good reason” (as these terms are defined in the Employment Agreement), the Company will pay Mr. Casey the following: (a) his base salary accrued through the date of such resignation or termination and, subject to entering into a release, continued payment of Mr. Casey’s then-current base salary for a period of twelve months (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; and (c) any unreimbursed expenses; and Mr. Casey will be entitled to exercise his then vested stock options and stock appreciation rights for a period of 90 days or the expiration of the term of the stock option or stock appreciation right, whichever is earlier.  In addition, in such case, Mr. Casey and his eligible dependents will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Casey is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.  In the event that Mr. Casey is terminated without “cause” or if he resigns for “good reason” following the consummation of a transaction described in Section 10.2 of the Equity Plan, all equity awards granted to Mr. Casey by the Company will fully vest and be exercisable.  If the Company elects not to extend Mr. Casey’s term of employment, then unless Mr. Casey’s employment has been earlier terminated, Mr. Casey’s employment will be deemed to terminate at the end of the applicable term and the Company will pay Mr. Casey the amounts set forth in clauses (a) through (c) above in this paragraph, and Mr. Casey will be entitled to exercise his then vested stock options and stock appreciation rights for a period of 90 days or the expiration of the term of the stock option or stock appreciation right, whichever is earlier.

If Mr. Casey’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay him (a) his base salary accrued through the date of such resignation or termination, (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs; (c) only in the case of a termination because of his death or disability, a pro rated amount of his target annual performance bonus, if any, for the calendar year in which such termination of employment occurs; and (d) any unreimbursed expenses.

The Employment Agreement also provides that upon termination of Mr. Casey’s employment for any reason, he agrees to resign, as of the date of such termination and to the extent applicable, from the boards of directors (and any committees) of, and as an officer of, the Company and any of the Company’s affiliates and subsidiaries.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to resolutions duly adopted by the Board of Directors of the Company on October 7, 2010, in connection with the appointment of Mr. Casey as the Company’s Acting President, the Company amended its Bylaws, such amendment effective October 1, 2010, to set forth the responsibilities of its Chairman of the Board, Chief Executive Officer and President.  The above description is qualified in its entirety by reference to the amendment to the Bylaws which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Bylaws, effective October 1, 2010.

10.1	Employment Agreement, dated October 7, 2010, by and between Thomas M. Casey and American Apparel, Inc.

99.1	Press release, dated October 8, 2010, issued by American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: October 8, 2010	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws, effective October 1, 2010.

10.1	Employment Agreement, dated October 7, 2010, by and between Thomas M. Casey and American Apparel, Inc.

99.1	Press release, dated October 8, 2010, issued by American Apparel, Inc.